Exhibit 10.2

LIMITED GUARANTEE
This Limited Guarantee (this “Guarantee”) is made as of August 16, 2013, by Tropicana Entertainment Inc., a Delaware corporation (“Guarantor”), in favor of Pinnacle Entertainment, Inc., a Delaware corporation (“Parent”) and Casino Magic, LLC, a Minnesota limited liability company (“Holdco” and, together with Parent, “Sellers”).
WHEREAS, reference is made herein to that certain Equity Interest Purchase Agreement of even date herewith (the “Agreement”) by and among Tropicana St. Louis LLC, a Delaware limited liability company (“Buyer”), Sellers and Casino One Corporation, a Mississippi corporation (“Target”), PNK (ES), LLC, a Delaware limited liability company (“ES”), PNK (St. Louis RE), LLC, a Delaware limited liability company (“RE”) and PNK (STLH), LLC, a Delaware limited liability company ("STLH" and, together with ES, RE and Target, the “Companies”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement;
WHEREAS, Buyer is a direct wholly owned subsidiary of Guarantor; and
WHEREAS, as an inducement to Sellers to enter into the Agreement, Guarantor has agreed, at the request of Buyer, to guaranty absolutely, irrevocably and unconditionally the payment and performance of Buyer's obligations under the Agreement as provided herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Guarantor hereby undertakes and agrees for the benefit of Sellers as follows:
1.Guarantor hereby absolutely, unconditionally and irrevocably guarantees for the benefit of Sellers the punctual payment, performance and discharge when due of the Guaranteed Obligations (as defined below) owing from time to time. The term "Guaranteed Obligations" shall mean any and all debts, liabilities and other obligations of any kind, nature and description of Buyer owing to Sellers (or any of them) under the Agreement. Guarantor shall make prompt payment (in any event, no later than two (2) business days after written demand by Sellers therefor) to Sellers of the Guaranteed Obligations if and when due under the Agreement, as modified or amended from time to time. This Guarantee is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of, or any consent to departure from, the Agreement that may be agreed to by Buyer. In furtherance of the foregoing, Guarantor acknowledges that this Guarantee is one of payment and performance, not collection, of the Guaranteed Obligations, and that Sellers may, in their sole discretion, bring and prosecute a separate action or actions against Guarantor with respect to the Guaranteed Obligations, regardless of whether action is brought against Buyer or any other Person or whether Buyer or any other Person is joined in any such action or actions.
2.Guarantor represents and warrants to Sellers that:
(a)Guarantor is duly incorporated and validly existing in good standing under the laws of the State of Delaware, and has all requisite power and authority necessary to enter into this Guarantee, and to perform its obligations hereunder. The execution, delivery and performance by Guarantor of this Guarantee have been duly authorized by all requisite corporate action on the part of Guarantor.
(b)This Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally and to general principles of equity. Neither the execution and delivery of this Guarantee by Guarantor, nor performance by Guarantor of its obligations hereunder, will (x) violate any provision of the organizational documents of Guarantor, (y) violate any Law applicable to Guarantor, or (z) violate or constitute a material default under any of the terms, conditions or provisions of any contract to which Guarantor is a party, except, in the cases of clauses (y) and (z), as would not be reasonably expected to materially impair Guarantor’s ability to perform its obligations under this Guarantee.
(c)    Guarantor has, and shall have when required pursuant to this Guarantee, the financial capacity or financing availability to pay and perform its obligations under this Guarantee (including payment of the Guaranteed Obligations).
3.    Guarantor agrees that its obligations hereunder shall not be terminated, released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of any of Sellers to assert any claim or demand or to enforce any right or remedy against Buyer, Guarantor or any other Person; (b) the addition, substitution or release of any entity or other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Agreement, other than the release of Buyer; (c) any change in the corporate existence, structure or ownership of Buyer or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Agreement; (d) any insolvency, bankruptcy, reorganization or other similar proceeding of or affecting Buyer or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Agreement; (e) the existence of any claim, set-off or other right which Guarantor may have at any time against Buyer or Sellers, whether in connection with the Guaranteed Obligations or otherwise; (f) the adequacy of any other means Sellers may have of obtaining payment related to the Guaranteed Obligations; or (g) any discharge of Guarantor as a matter of applicable Law or equity (other than the discharge of Guarantor with respect to the Guaranteed Obligations as a result of payment or performance of the Guaranteed Obligations in accordance with its terms).
4.    To the fullest extent permitted by applicable Law, Guarantor hereby expressly waives: (i) any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by Sellers, other than rights, defenses or elections of remedies by Sellers that Buyer is permitted to assert under the Agreement with respect to the Guaranteed Obligations; (ii)

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promptness, diligence, grace, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect or any right to require the marshalling of assets of Buyer or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Agreement; (iii) all suretyship defenses generally; and (iv) any and all notice of the creation, renewal, extension or accrual of the Guaranteed Obligations and notice of or proof of reliance by Sellers upon this Guarantee or acceptance of this Guarantee. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Buyer or Guarantor, on the one hand, and any of Sellers, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor further unconditionally waives any rights that it may now have or hereafter acquire against Buyer that arise from the existence, payment, performance or enforcement of Guarantor's obligations under or in respect to this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Sellers against Buyer, whether or not such claim, remedy or right arises in equity or under contract statute or common law. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
5.    No failure on the part of Sellers to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Sellers of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Sellers or allowed it by applicable Law or the Agreement shall be cumulative and not exclusive of any other and may be exercised by Sellers at any time or from time to time, except as may be limited by the Agreement. When pursuing its rights and remedies hereunder against Guarantor, Sellers shall be under no obligation to pursue such rights and remedies they may have against Buyer or any other Person for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by Sellers to pursue such other rights or remedies or to collect any payments from Buyer or any such other Person or to realize upon or to exercise any such right of offset, and any release by Sellers of any such other Person or any right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Sellers.
6.    This Guarantee is a continuing Guarantee and shall be binding upon Guarantor until the earlier of (i) the complete and indefeasible payment, satisfaction in full and performance of all of the Guaranteed Obligations and (ii) the Closing.
7.    Guarantor hereby unconditionally and irrevocably agrees that it (i) shall not institute, and shall cause its Affiliates not to institute, any legal action, suit, proceeding or claim asserting that this Guarantee is illegal, invalid or unenforceable in accordance with its terms and (ii) will

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comply with all applicable Laws and orders to which it may be subject if failure to so comply would materially impair its ability to perform its obligations under this Guarantee.
8.    Guarantor hereby agrees that the Guaranteed Obligations shall not be deemed to have been released, dismissed, impaired, reduced, discharged, paid, observed or performed or affected as the result of the bankruptcy, insolvency, disability, dissolution, termination, receivership, reorganization or lack of corporate or other power of Buyer, and Guarantor’s liability in respect thereof shall continue and not be discharged, including the case where any payment or performance thereof by Buyer is recovered from or paid over by or on behalf of Sellers by reason of a fraudulent transfer by Buyer, or as a preference in any bankruptcy of Buyer. Sellers shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Sellers to so file shall not affect Guarantor’s obligations hereunder. In the event that any payment to Sellers in respect of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made.
9.    No waiver, modification or amendment of any provisions of this Guarantee shall be effective except pursuant to a written agreement signed by Sellers and Guarantor, and then such waiver shall be effective only in the specific instance and for the purpose for which given. This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest and permitted assigns. No party to this Guarantee may assign or delegate its rights, interests or obligations under this Guarantee to any other Person without the prior written consent of the other parties hereto.
10.    This Guarantee and the transactions contemplated hereby, and all disputes between the parties under or related to this Guarantee or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within the State of Delaware, without regard to the conflicts of laws principles thereof.
11.    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Federal District Court for the District of Delaware (and appellate courts from any of the foregoing), in any action or proceeding arising out of or relating to this Guarantee or for recognition or enforcement of any judgment relating hereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court, and (v) to the extent such party is not otherwise subject to service of process in the State of Delaware, appoints Corporation Service Company as such party’s agent in the State of Delaware for acceptance of legal process and agrees that service made on any such agent shall have the same legal force and effect as if served upon such party personally within such state. Each of the parties hereto agrees

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that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Guarantee irrevocably consents to service of process in the manner provided for notices in Section 14 hereof. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.
12.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.
13.    All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be given or made by delivery in person, by courier service, by facsimile (with a copy sent by another means specified herein), or by registered or certified mail (postage prepaid, return receipt requested). Except as provided otherwise herein, notices delivered by hand or by courier service shall be deemed given upon receipt; notices delivered by facsimile shall be deemed given twenty-four (24) hours after the sender’s receipt of confirmation of successful transmission; and notices delivered by registered or certified mail shall be deemed given seven (7) days after being deposited in the mail system. All notices shall be addressed to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
if to Guarantor, to:
Tropicana Entertainment Inc.
Brighton and The Boardwalk
Atlantic City, New Jersey 08401
Attention: General Counsel
Facsimile: (609) 345-7190
with a copy, which shall not constitute notice, to:
Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 220
Denver, Colorado 80202
Attn: Kevin A. Cudney, Esq.
Facsimile: 303-223-0966

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if to Sellers, to:
Pinnacle Entertainment, Inc.
8918 Spanish Ridge Avenue
Las Vegas, Nevada 89148
Attention: General Counsel
Facsimile: (702) 541-7773
with a copy, which shall not constitute notice, to:
Irell & Manella LLP
1800 Avenue of the Stars
Suite 900
Los Angeles, California 90067
Attention: Ashok W. Mukhey
Facsimile: (310) 203-7199
14.    This Guarantee constitutes the entire agreement among the parties with respect to the Guaranteed Obligations and supersedes all prior agreements and understandings, both written and oral, and all contemporaneous oral agreements and understandings, between or among the parties with respect to the Guaranteed Obligations and, except as specifically provided herein, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
15.    This Guarantee may be executed by facsimile or electronic mail transmission and/or in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
16.    Each party hereto has participated in the drafting of this Guarantee, which each party acknowledges is the result of extensive negotiations between the parties. In the event that any ambiguity or question of intent arises, this Guarantee shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guarantee.

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IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Limited Guarantee as of the day first written above.

GUARANTOR:
TROPICANA ENTERTAINMENT INC. By: /s/ ANTHONY P. RODIO Name: Anthony P. Rodio Its: President and CEO
Agreed to and accepted by:
SELLERS:
PINNACLE ENTERTAINMENT, INC. By: /s/ CARLOS A. RUISANCHEZ Carlos A. Ruisanchez, President and Chief Financial Officer
CASINO MAGIC, LLC By: Pinnacle Entertainment, Inc., its Sole Member By: /s/ CARLOS A. RUISANCHEZ Carlos A. Ruisanchez, President and Chief Financial Officer

013982\0001\10641824.6	Signature Page to Limited Guarantee